Exhibit 99.3

SeaStar Medical, Inc.

Financial Statements (Unaudited)

September 30, 2022

TABLE OF CONTENTS

Financial Statements (unaudited)	Page No.

Condensed Balance Sheets as of September 30, 2022 and December 31, 2021	1

Condensed Statements of Operations for the Three and Nine Months ended September 30, 2022 and September 30, 2021	2

Condensed Statements of Changes in Convertible Preferred Stock and Stockholders’ Deficit for the Three and Nine Months ended September 30, 2022 and September 30, 2021	3

Condensed Statements of Cash Flows for the Nine Months ended September 30, 2022 and September 30, 2021	4

Notes to Interim Condensed Financial Statements	5 - 21

SeaStar Medical, Inc.

Condensed Balance Sheets

As of September 30, 2022 and December 31, 2021

(in thousands, except for share and per-share amounts)

(unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets
Cash	$49	$510
Other receivables	—	58
Prepaid expenses	36	33
Capitalized merger costs	1,005	—

Total current assets	1,090	601

Other assets	2	2

Total assets	$1,092	$603

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,291	$85
Accrued expenses	836	186
LMFA note payable	350	—
Convertible notes - related party, net of discount	413	2,378
Derivative liability	—	471

Total current liabilities	2,890	3,120

Long-term liabilities
Notes payable - Government loans	63	63
Convertible notes - related party, net of discount, net of current portion	4,047	181
Derivative liability	—	55

Total long-term liabilities	4,110	299

Total liabilities	7,000	3,419

Commitments and contingencies (see Note 9)

Convertible preferred stock: $0.001 par value, 3,702,505 and 2,965,505 shares authorized as of September 30, 2022 and December 31, 2021, respectively
Series B preferred stock; 700,950 and 453,950 shares designated; 633,697 and 439,203 shares issued and outstanding with an aggregate liquidation preference of $7,821 and $5,421 as of September 30, 2022 and December 31, 2021, respectively	7,821	5,421
Series A-1 preferred stock; 1,601,060 shares designated; 1,576,154 shares issued and outstanding with an aggregate liquidation preference of $77,799 as of September 30, 2022 and December 31, 2021	19,451	19,451
Series A-2 preferred stock; 900,495 shares designated; 577,791 and 772,285 shares issued and outstanding with an aggregate liquidation preference of $7,130 and $9,530 as of September 30, 2022 and December 31, 2021, respectively	46,077	48,477

Total convertible preferred stock	73,349	73,349

Stockholders’ deficit
Common stock - $0.001 par value per share; 12,000,000 and 3,531,504 shares authorized at September 30, 2022 and December 31, 2021, respectively, and no shares issued or outstanding at September 30, 2022 and December 31, 2021	—	—
Additional paid-in capital	853	147
Accumulated deficit	(80,110)	(76,312)

Total stockholders’ deficit	(79,257)	(76,165)

Total liabilities, convertible preferred stock and stockholders’ deficit	$1,092	$603

The accompanying notes are an integral part of these financial statements.

SeaStar Medical, Inc.

Condensed Statements of Operations

For the Three and Nine Months Ended September 30, 2022 and 2021

(in thousands, except for share and per-share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses
Research and development	$727	$985	$1,678	$2,267
General and administrative	1,042	170	2,215	1,138

Total operating expenses	1,769	1,155	3,893	3,405

Loss from operations	(1,769)	(1,155)	(3,893)	(3,405)

Other Income (expense)
Interest expense	(123)	(54)	(483)	(65)
Other income	1	—	1	91
Change in fair value of derivative liability	—	—	578	—

Total other income (expense)	(122)	(54)	96	26

Loss before income tax provision (benefit)	(1,891)	(1,209)	(3,797)	(3,379)

Income tax provision (benefit)	1	(2)	1	(1)

Net loss	$(1,892)	$(1,207)	$(3,798)	$(3,378)

Net loss per share of common stock, basic and diluted	$—	$—	$—	$—

Weighted-average shares outstanding, basic and diluted	—	—	—	—

The accompanying notes are an integral part of these financial statements.

SeaStar Medical, Inc.

Condensed Statements of Changes in Convertible Preferred Stock and Stockholders’ Deficit

(in thousands, except for share and per-share amounts)

(unaudited)

	Convertible Preferred Stock							Stockholders’ Deficit
	Series B Preferred Stock		Series A-1 Preferred Stock		Series A-2 Preferred Stock			Common Shares		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Total	Shares	Amount
Balance, December 31, 2020	426,977	$5,270	1,576,154	$19,451	784,511	$48,628	$73,349	—	$—	$133	$(71,716)	$(71,583)
Stock-based compensation	—	—	—	—	—	—	—	—	—	3	—	3
Net loss	—	—	—	—	—	—	—	—	—	—	(1,065)	(1,065)

Balance, March 31, 2021	426,977	5,270	1,576,154	19,451	784,511	48,628	73,349	—	—	136	(72,781)	(72,645)
Stock-based compensation	—	—	—	—	—	—	—	—	—	3	—	3
Net loss	—	—	—	—	—	—	—	—	—	—	(1,106)	(1,106)

Balance, June 30, 2021	426,977	5,270	1,576,154	19,451	784,511	48,628	73,349	—	—	139	(73,887)	(73,748)
Stock-based compensation	—	—	—	—	—	—	—	—	—	3	—	3
Net loss	—	—	—	—	—	—	—	—	—	—	(1,207)	(1,207)

Balance, September 30, 2021	426,977	$5,270	1,576,154	$19,451	784,511	$48,628	$73,349	—	$—	$142	$(75,094)	$(74,952)

	Convertible Preferred Stock
	Series B Preferred Stock		Series A-1 Preferred Stock		Series A-2 Preferred Stock			Common Shares		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Total	Shares	Amount
Balance, December 31, 2021	439,203	$5,421	1,576,154	$19,451	772,285	$48,477	$73,349	—	$—	$147	$(76,312)	$(76,165)
Conversion of Series A-2 Preferred stock to Series B Preferred stock	194,494	2,400	—	—	(194,494)	(2,400)	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	—	—	—	4	—	4
Net loss	—	—	—	—	—	—	—	—	—	—	(1,004)	(1,004)

Balance, March 31, 2022	633,697	7,821	1,576,154	19,451	577,791	46,077	73,349	—	—	151	(77,316)	(77,165)
Stock-based compensation	—	—	—	—	—	—	—	—	—	345	—	345
Net loss	—	—	—	—	—	—	—	—	—	—	(902)	(902)

Balance, June 30, 2022	633,697	7,821	1,576,154	19,451	577,791	46,077	73,349	—	—	496	(78,218)	(77,722)
Stock-based compensation	—	—	—	—	—	—	—	—	—	357	—	357
Net loss	—	—	—	—	—	—	—	—	—	—	(1,892)	(1,892)

Balance, September 30, 2022	633,697	$7,821	1,576,154	$19,451	577,791	$46,077	$73,349	—	$—	$853	$(80,110)	$(79,257)

The accompanying notes are an integral part of these interim condensed financial statements.

SeaStar Medical, Inc.

Condensed Statements of Cash Flows

For the Nine Months Ended September 30, 2022 and 2021

(in thousands, except for shares and per-share amounts)

(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(3,798)	$(3,378)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of discount on convertible notes	234	42
Non-cash interest related to convertible notes	249	2
Change in fair value of derivative liability	(578)	—
Stock-based compensation	706	9
Changes in operating assets and liabilities
Inventory	—	55
Prepaid expenses	(3)	(7)
Capitalized merger costs	(1,005)	—
Accounts payable	1,206	(160)
Accrued expenses and other current liabilities	497	(582)

Net cash used in operating activities	(2,492)	(4,019)

Cash flows from financing activities
Proceeds from issuance of convertible notes	1,681	1,900
Proceeds from borrowings on LMFA note payable	350	—
Repayment of PPP loan	—	(20)

Net cash provided by financing activities	2,031	1,880

Net decrease in cash	(461)	(2,139)
Cash, beginning of period	510	2,807

Cash, end of period	$49	$668

Supplemental disclosure of cash flow information

Cash paid for income taxes	$—	$1
Cash paid for interest	$—	$1

Supplemental disclosure of noncash flow information

Conversion of Series A-2 Preferred stock into Series B Preferred stock	$2,400	$—
Value of derivative liability on issuance of convertible notes	52	444
Non-cash conversion of accrued expenses into convertible notes	96	—

The accompanying notes are an integral part of these financial statements.

SeaStar Medical, Inc.

Notes to Financial Statements

(in thousands, except share and per-share amounts)

(unaudited)

1.	DESCRIPTION OF BUSINESS

Organization and description of business

SeaStar Medical, Inc. (“the Company”, “we”, “SeaStar Medical”) was incorporated as a Delaware corporation in June 2007, and it is headquartered in Denver, Colorado. The Company is principally engaged in the research, development, and commercialization of a platform medical device technology designed to modulate inflammation in various patient populations. The primary target of this technology is for the treatment of acute kidney injuries.

The Company is in the pre-revenue stage focused on product development and to date, has funded its operations principally through private placements of its convertible preferred stock. Going forward, the Company will need to seek additional debt and equity financings.

On April 21, 2022, LMF Acquisition Opportunities, Inc., (“LMAO”) entered into an Agreement and Plan of Merger with LMF Merger Sub, Inc., a wholly owned subsidiary of LMAO, and the Company (Merger). Upon completion of the Merger, LMF Merger Sub Inc., will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of LMAO (See also Note 12).

Basis of presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for interim reporting. As permitted under those rules and regulations, certain notes or other financial information normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. The interim condensed financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal, recurring adjustments that are necessary to present fairly the Company’s results for the interim periods presented. The results from operations for the three and nine months ended September 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022, or for any future annual or interim period.

The accompanying interim unaudited condensed financial statements should be read in conjunction with the annual financial statements and the related notes thereto for the year ended December 31, 2021.

Liquidity and Going Concern

As of September 30, 2022, the Company has an accumulated deficit of $80,110 and cash of $49. We do not believe that will be sufficient to enable us to fund our operations, including clinical trial expenses and capital expenditure requirements for at least 12 months from the issuance of financial statements. We believe that this raises substantial doubt about our ability to continue as a going concern.

SeaStar Medical, Inc.

Notes to Financial Statements

(in thousands, except share and per-share amounts)

(unaudited)

1.	DESCRIPTION OF BUSINESS (continued)

Liquidity and Going Concern (continued)

Our need for additional capital will depend in part on the scope and costs of our development activities. To date, we have not generated any significant revenue from the sales of commercialized products. Our ability to generate product revenue will depend on the successful development and eventual commercialization of our product. Until such time, if ever, we expect to finance our operations through the sale of equity or debt, borrowing under credit facilities, or through potential collaborations, other strategic transactions or government and other grants. Adequate capital may not be available to the Company after the Merger, when needed or on acceptable terms (See also Note 12).

If we are unable to raise capital, we could be forced to delay, reduce, suspend or cease our research and development programs or any future commercialization efforts, which would have a negative impact on our business, prospects, operating results and financial condition. The accompanying interim financial statements have been prepared assuming that the Company will continue as a going concern and do not include adjustments that might result from the outcome of this uncertainty. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business.

Risks and uncertainties

The Company is subject to risks common to early-stage companies in the medical technology industry including, but not limited to, new medical and technological innovations, dependence on key personnel, protection of proprietary technology, and product liability. There can be no assurance that the Company’s products or services will be accepted in the marketplace, nor can there be any assurance that any future products or services can be developed or deployed at an acceptable cost and with appropriate performance characteristics, or that such products or services will be successfully marketed, if at all. These factors could have a materially adverse effect on the Company’s future financial results, financial position and cash flows.

In March 2020, the World Health Organization declared the novel coronavirus disease (“COVID- 19”) outbreak a pandemic. The Company cannot at this time predict the specific extent, duration, or full impact that the COVID-19 pandemic will have on its financial condition and operations. The future progression of the pandemic and its effects on our business and operations are uncertain. The COVID-19 pandemic may affect our ability to initiate and complete preclinical studies, delay our clinical trials or future clinical trials, disrupt regulatory activities, or have other adverse effects on our business and operations. The pandemic has already caused significant disruptions in the financial markets, and may continue to cause such disruptions, which could impact our ability to raise additional funds to support our operations.

SeaStar Medical, Inc.

Notes to Financial Statements

(in thousands, except share and per-share amounts)

(unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the period. Significant estimates include the valuation of derivative liabilities and the amount of share-based compensation expense. Although actual results could differ from those estimates, such estimates are developed based on the best information available to management and management’s best judgments at the time.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash. Periodically, the Company may maintain deposits in financial institutions in excess of government insured limits. We believe that we are not exposed to significant credit risk as our deposits are held at financial institutions that management believes to be of high credit quality. The Company has not experienced any losses on deposits since inception.

Fair value disclosures

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). Inputs used to measure fair value are classified into the following hierarchy:

Level 1 – quoted prices in active markets for identical assets and liabilities.

Level 2 – other significant observable inputs (including quoted prices for similar assets and liabilities, interest rate, credit risk, etc.).

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of assets and liabilities).

The fair value of the derivative liabilities are classified as Level 3 in the fair value hierarchy.

SeaStar Medical, Inc.

Notes to Financial Statements

(in thousands, except share and per-share amounts)

(unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value disclosures (continued)

The following table presents the changes in the derivative liability for the nine months ended September 30, 2022 and 2021:

Level 3 Rollforward	Derivative Liability
Balance December 31, 2021	$526
Additions	52
Changes in fair value	(578)

Balance September 30, 2022	$—

Balance December 31, 2020	$—
Additions	444
Changes in fair value	—

Balance September 30, 2021	$444

Derivative liabilities in the amounts of $4, $0, $35 and $13, were recorded on January 31, 2022, February 28, 2022, March 16, 2022 and March 31, 2022, respectively, for the issuance of convertible notes along with a corresponding debt discount (see Note 6). The derivative liabilities are remeasured each reporting period using a probability-weighted model and assumption related to the conversion price and timing of conversion. The put option liability was valued based on the calculated returns as a result of the various discounts included in the Company’s convertible notes and the related probability assessments of the various settlement scenarios.

The estimated fair value of prepaid expenses, accounts payable and accrued expenses approximate their fair value because of the short-term nature of these instruments.

Emerging growth company status

The Company is an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (JOBS Act). Under the JOBS Act, emerging growth companies can take advantage of an extended transition period for complying with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. The Company has elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it is (1) no longer an emerging growth company or (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. In accordance with the JOBS Act, the Company has delayed adoption of ASU 2020-06—Debt (Subtopic 470-20), ASU 2019-12—Income Taxes (Topic 740), and ASU 2020-10—Codification Improvements. As a result, these financial statements may not be comparable to those companies that comply with the new or revised accounting pronouncements as of public company effective dates.

SeaStar Medical, Inc.

Notes to Financial Statements

(in thousands, except share and per-share amounts)

(unaudited)

3.	CAPITALIZED MERGER COSTS

Capitalized merger costs as of September 30, 2022 consisted entirely of specific incremental costs directly attributable to the Agreement and Plan of Merger which have been deferred in accordance Staff Accounting Bulletin (SAB) Topic 5.A.

4.	ACCRUED EXPENSES

Accrued expenses consisted of the following amounts as of September 30, 2022 and December 31, 2021:

	September 30, 2022	December 31, 2021
Accrued interest	$321	$72
Accrued director remuneration	185	—
Accrued research and development	130	58
Accrued bonus	105	—
Accrued merger costs	57	—
Accrued other	24	29
Accrued legal	14	27

Total accrued expenses	$836	$186

5.	LMFA Note Payable

On September 9, 2022, the Company entered into a credit agreement (“LMFA Note Payable”) with LM Funding America, Inc. (“LMFA”), an affiliate of LMAO, pursuant to which LMFA agreed to make advances to the Company of up to $700 for general corporate purposes at an interest rate of 15% per annum. All advances made to the Company under the LMFA Note Payable and accrued interest are due and payable to LMFA on the maturity date. The maturity date of the loan is the earlier of (a) October 25, 2022, (b) the consummation of the Merger, and (c) the termination of the Merger agreement. As of September 30, 2022, the Company has borrowed $350 under the LMFA Note Payable (See also Note 12).

SeaStar Medical, Inc.

Notes to Financial Statements

(in thousands, except share and per-share amounts)

(unaudited)

6.	CONVERTIBLE NOTES

Dow Notes

The Company issued convertible note agreements to the Dow Employee’s Pension Plan Trust (Dow Notes) in the amounts of $120, $480 and $120 on March 16, 2022, April 12, 2022 and April 18, 2022, respectively. The term for the March 16, 2022 note is two years from the issuance date and the term for the April 12, 2022 and April 18, 2022 notes is three years from the issuance date. Interest on the unpaid balances will accrue at the rate of eight percent per year. Upon the occurrence of a qualified financing event, as defined in the note agreements, prior to the maturity date, the principal plus accrued interest will convert into shares of the Company’s stock at a 20% discount on the price per share of the stock price. On February 8, 2022 an amendment was issued that includes an offering to convert Series A-2 Preferred stock to Series B Preferred stock. At each issuance, the fair value of the conversion features was separated from the convertible notes and reported as a debt discount and derivative liability as discussed in Note 2, Recurring fair value measurements. For the nine months ended September 30, 2022, the Company recorded $21 as a debt discount and corresponding derivative liability. The fair value of the derivative liability is $0 as of September 30, 2022.

In August and September 2022, certain Dow Notes were amended to extend their maturity dates. The maturity dates for all Dow Notes as of September 30, 2022 are as follows:

Issue Date	Amount	Maturity Date
June 2021	$300	December 2022
September 2021	840	December 2024
October 2021	240	December 2024
November 2021	240	December 2024
March 2022	120	March 2024
April 2022	480	April 2025
April 2022	120	April 2025

	$2,340

Union Carbide Notes

The Company issued convertible note agreements to the Union Carbide Employee Pension Plan Trust (Union Carbide Notes) in the amounts of $80, $320 and $80 on March 16, 2022, April 12, 2022 and April 18, 2022, respectively. The term for the March 16, 2022 note is two years from the issuance date and the term for the April 12, 2022 and April 18, 2022 notes is three years from the issuance date. Interest on the unpaid balance will accrue at the rate of eight percent per year. Upon the occurrence of a qualified financing event, as defined in the note agreements, prior to the maturity date, the principal plus accrued interest will convert into shares of the Company’s stock at a 20% discount on the price per share of the stock price. On February 8, 2022 an amendment was issued that includes an offering to convert Series A-2 Preferred stock to Series B Preferred stock.

SeaStar Medical, Inc.

Notes to Financial Statements

(in thousands, except share and per-share amounts)

(unaudited)

6.	CONVERTIBLE NOTES (continued)

Union Carbide Notes (continued)

In August and September 2022, certain Union Carbide Notes were amended to extend their maturity dates. The maturity dates for all Union Carbide Notes as of September 30, 2022 are as follows:

Issue Date	Amount	Maturity Date
June 2021	$200	December 2022
September 2021	560	December 2024
October 2021	160	December 2024
November 2021	160	December 2024
March 2022	80	March 2024
April 2022	320	April 2025
April 2022	80	April 2025

	$1,560

The fair value of the conversion features was separated from the convertible notes and reported as a debt discount and derivative liability as discussed in Note 2, Recurring fair value measurements. For the note issuances during the nine months ended September 30, 2022, the Company recorded a $14 discount and corresponding derivative liability. The fair value of the derivative liability is $0 as of September 30, 2022.

Dow and Union Carbide notes issued on April 12, 2022 and April 18, 2022

In connection with the notes issued to Dow and Union Carbide on April 12, 2022 and April 18, 2022, SeaStar Medical shareholders voted and agreed that, upon the filing of the Ninth Amended and Restated Certificate of Incorporation and immediately prior to the effective date of the Merger, SeaStar Medical shall convert or exchange each share of Series A-1 Preferred Stock held by Dow and Union Carbide Pension Funds into 3 shares of common stock.

IBT Notes

During the nine months ended September 30, 2022, the Company converted additional unpaid invoices in the amounts of $76 and $20 into convertible note agreements with IBT and David Humes, respectively, (collectively the “IBT Notes”). The term for the IBT Notes is three years. Interest on the unpaid balances will accrue at the rate of eight percent per year. Upon the occurrence of a qualified financing event, as defined in the note agreements, prior to the maturity date, the principal plus accrued interest will convert into shares of the Company’s stock at a 20% discount on the price per share of the stock price. At issuance, the fair value of the conversion feature was separated from the convertible notes and reported as a debt discount and derivative liability. The Company recorded debt discounts and corresponding derivative liabilities totaling $17 related to the IBT Notes issued during the nine months ended September 30, 2022. The fair value of the derivative liability is $0 as of September 30, 2022.

SeaStar Medical, Inc.

Notes to Financial Statements

(in thousands, except share and per-share amounts)

(unaudited)

6.	CONVERTIBLE NOTES (continued)

Investor Notes

During the nine months ended September 30, 2022, the Company issued convertible notes to investors for a total amount of $422 (collectively the “Investor Notes”). The term of all notes is three years from the date of issuance. Interest on the unpaid principal balances will accrue at the rate of eight percent per year. Upon the occurrence of a qualified financing event, as defined in the note agreements, prior to the maturity date, the principal plus accrued interest will convert into shares of the Company’s stock at a 20% discount on the price per share of the stock price.

Pursuant to the terms of the Bridge Note Financing, SeaStar Medical agreed to convert, immediately prior to the effective date of a Merger, each share of Series A-2 Preferred Stock and Series B Preferred Stock held by purchasers of notes into either (a) 1.4 shares of common stock of SeaStar Medical or (ii) 2 shares of common stock of SeaStar Medical, depending on the amount of participation. Accordingly, immediately prior to the effective date of a Merger, a total of 24,656 shares of Series A-2 Preferred Stock and 3,623 shares of Series B Preferred Stock held by David Humes will be converted into 56,558 shares of common stock of SeaStar Medical (based on 1:2 conversion ratio). The fair value of the derivative liability is $0 as of September 30, 2022.

Omnibus Amendment

On April 12, 2022, the Company amended all its convertible note agreements with an omnibus amendment to stipulate that in the event that a Merger is consummated on or prior to maturity date, the outstanding balance of the notes shall automatically convert into shares of common stock of the Company at a conversion price equal to $10 per share of common stock immediately prior to the consummation of a Merger. As a result of this settlement feature included in the amended convertible note agreements, the Company determined the fair value of the derivative liability was $0 as of September 30, 2022.

The convertible notes and debt discounts consist of the following at September 30, 2022 and December 31, 2021:

	September 30, 2022	December 31, 2021
Dow Notes	$2,340	$1,620
Union Carbide Notes	1,560	1,080
IBT & David Humes Notes	210	114
Investor Notes	526	104
Unamortized Debt Discount	(176)	(359)

	4,460	2,559
Less current portion	(413)	(2,378)

	$4,047	$181

SeaStar Medical, Inc.

Notes to Financial Statements

(in thousands, except share and per-share amounts)

(unaudited)

6.	CONVERTIBLE NOTES (continued)

Future maturities of principal repayment of the convertible notes as of September 30, 2022 are as follows:

Years ending December 31:
2022 (remaining)	$500
2023	—
2024	2,618
2025	1,518

Total	$4,636

7.	NOTES PAYABLE – GOVERNMENT LOANS

In June 2020, the Company received a loan in the amount of $63 from the U.S. Small Business Administration (“SBA”) under the Economic Injury Disaster Loan assistance program established as part of the CARES Act. The loan calls for monthly payments in the amount of $0.3 until maturity in May 2050. The loan accrues interest at 3.75%.

In March 2022, the Company was notified by the SBA that monthly payments on the $63 loan were deferred until 2023.

The future maturities of the notes payable – Government loans are as follows:

    As of September 30,

2022 (remaining)	$—
2023	1
2024	1
2025	1
2026	1
2027	1
Thereafter	58

$63

SeaStar Medical, Inc.

Notes to Financial Statements

(in thousands, except share and per-share amounts)

(unaudited)

8.	CONVERTIBLE PREFERRED STOCK AND COMMON STOCK

The Company’s convertible preferred stock has been classified as temporary equity in the accompanying balance sheets given the voting interest held by convertible preferred stockholders which could cause certain events to occur that are outside of the Company’s control whereby the Company could be obligated to redeem the convertible preferred stock. The Company has not adjusted the carrying values of the convertible preferred stock to the respective liquidation preferences of such shares as the instruments are currently not redeemable, and the Company believes it is not probable that the instruments will become redeemable at this point in time. Adjustments to increase the carrying values to the respective liquidation preferences will be made if and when it becomes probable that an event could occur obligating the Company to pay such amounts.

During the nine months ended September 30, 2022, the Company converted 194,494 shares of Series A-2 Preferred Stock to 194,494 shares of Series B Preferred Stock. As of September 30, 2022, 633,697 shares of Series B Preferred Stock were issued and outstanding.

In April 2022, the board of directors granted employees and members of the board restricted stock units (RSUs), under which the holders have the right to receive an aggregate of 255,000 shares of common stock. The majority of the RSUs granted vest 50% on the first anniversary of the grant date, with the remaining 50% of the awards vesting monthly over a 12 to 24 month period following the first anniversary of the grant date. At grant date, the fair market value of an RSU was $8.

On May 4, 2022, the Company amended its certificate of incorporation increasing the total number of shares of all classes of stock which the Company shall have authority to issue to 12 million shares of common stock, $0.001 par value per share, 3,702,505 shares of preferred stock, $0.001 par value per share, of which 700,950 share of preferred stock are designated Series B, 1,601,060 shares are designated Series A-1, 900,495 are designated Series A-2 and 500,000 shares of preferred stock are undesignated.

The following represents stock-based compensation expense in the Company’s condensed Statements of Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Research and development	$27	$3	$53	$9
General and administrative	330	—	653	—

Total	$357	$3	$706	$9

9.	COMMITMENTS AND CONTINGENCIES

Common stock purchase agreement

On August 23, 2022, the Company, LMAO, and Tumim Stone Capital LLC (“Tumim Stone Capital”) entered into an equity line financing arrangement through a common stock purchase agreement providing the right to sell Tumim Stone Capital up to $100,000 worth of shares of Common Stock. The common stock purchase agreement is subject to certain limitations and conditions and also provides for a $2,500 commitment fee payable to Tumim Stone Capital to be paid in shares of common stock.

SeaStar Medical, Inc.

Notes to Financial Statements

(in thousands, except share and per-share amounts)

(unaudited)

9.	COMMITMENTS AND CONTINGENCIES (continued)

Subscription agreements/PIPE investment

On August 23, 2022, LMAO entered into subscription agreements (the “Subscription Agreements”) with certain third-party investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to purchase, and LMAO has agreed to issue and sell, an aggregate of 700,000 shares of Class A Common Stock at $10.00 per share and warrants to purchase up to 700,000 shares of Class A Common Stock (the “PIPE Warrants”) for an aggregate purchase price of $7,000. The PIPE Warrants are exercisable starting on the closing of the Merger at an exercise price of $11.50 per share of Class A Common Stock and expire five years after the closing. The obligations to consummate the transaction contemplated by the Subscription Agreements are conditioned upon, among other things, the consummation of the transactions contemplated by the Merger Agreement.

Lease agreements

The Company is part of a membership agreement for shared office space and can cancel at any time. Rent expense was $8 for the three month periods ended September 30, 2022 and 2021, and $24 for the nine month periods ended September 30, 2022 and 2021.

Litigation

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business. The Company was not subject to any material legal proceedings during the three and nine months ended September 30, 2022 and 2021 and no material legal proceedings are currently pending or threatened.

10.	INCOME TAXES

In accordance with U.S. GAAP, a valuation allowance should be provided if it is more likely than not that some or all of the Company’s deferred tax assets will not be realized. The Company’s ability to realize the benefit of its deferred tax assets will depend on the generation of future taxable income. Due to the uncertainty of future profitable operations and taxable income, the Company has recorded a full valuation allowance against its net deferred tax assets. The Company believes its tax filing positions and deductions related to tax periods subject to examination will be sustained under audit and, therefore, has no reserve for uncertain tax positions.

SeaStar Medical, Inc.

Notes to Financial Statements

(in thousands, except share and per-share amounts)

(unaudited)

11.	NET LOSS PER SHARE

Basic net loss per common share is calculated by dividing the net loss by the weighted-average number of common shares outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss by the weighted-average number of common shares and potentially dilutive securities outstanding for the period. For purposes of the diluted net loss per share calculation, the convertible preferred stock and common stock options are considered to be potentially dilutive securities. Basic and diluted net loss per share is presented in conformity with the two-class method required for participating securities as the convertible preferred stock is considered a participating security. The Company’s participating securities do not have contractual obligation to share in the Company’s losses. As such, the net loss was attributed entirely to common stockholders. As the Company has reported net loss for all periods presented, diluted net loss per common share is the same as basic net loss per common share for those periods.

The following weighted-average outstanding shares of potentially dilutive securities were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been anti-dilutive:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Options to purchase common stock	271,280	267,034	271,280	267,034
Restricted stock units	255,000	—	170,000	—
Convertible preferred stock	2,787,642	2,787,642	2,787,642	2,787,642

Total	3,313,922	3,054,676	3,228,922	3,054,676

While the net loss attributable to common shareholders is $1,892 and $1,207 for the three months ended September 30, 2022 and 2021, respectively, and $3,798 and $3,378 for the nine months ended September 30, 2022 and 2021, respectively, there are no common shareholders.

12.	SUBSEQUENT EVENTS

Management has evaluated subsequent events for recognition and disclosure through November 14, 2022, the date on which the financial statements were available to be issued and has determined that following should be disclosed:

Merger

On October 28, 2022 (the “Closing Date”), LMAO, a Delaware corporation, consummated a series of transactions that resulted in the combination of LMF Merger Sub, Inc. a Delaware corporation and a wholly-owned subsidiary of LMAO (“Merger Sub”), and SeaStar Medical, a Delaware corporation, pursuant to an Agreement and Plan of Merger by and among LMAO, Merger Sub and SeaStar Medical, as described further below. Pursuant to the terms of the Merger, a business combination between LMAO and SeaStar Medical was effected through the Merger of Merger Sub with and into SeaStar Medical, with SeaStar Medical surviving the Merger as a wholly-owned subsidiary of LMAO, following the approval by shareholders of LMAO at the extraordinary general meeting of the shareholders of LMAO held on October 18, 2022, (the “Special Meeting”).

SeaStar Medical, Inc.

Notes to Financial Statements

(in thousands, except share and per-share amounts)

(unaudited)

12.	SUBSEQUENT EVENTS (continued)

Merger (continued)

Following the consummation of the Merger, LMAO was renamed to SeaStar Holding Corporation.

The Merger will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting LMAO will be treated as the acquired company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Merger, the Company’s stockholders have the majority of the voting power of the combined entity, the Company will comprise all of the ongoing operations of the combined entity, the Company will comprise a majority of the governing body of the combined entity, and the Company’s senior management will comprise all of the senior management of the combined entity. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of the Company issuing shares for the net assets of LMAO, accompanied by a recapitalization. The net assets of LMAO will be stated at historical costs. No goodwill or intangibles will be recorded. Operations prior to the Merger will be those of the Company.

The aggregate consideration payable to the stockholders of SeaStar Medical at the closing of the Merger was $85,408, which consisted of an aggregate equity value of SeaStar Medical of $85,000, minus deductions for indebtedness of SeaStar Medical and SeaStar Medical transaction expenses in excess of $800, plus the aggregate exercise price of (1) SeaStar Medical warrants issued and outstanding immediately prior to the Closing and (2) SeaStar Medical options issued and outstanding immediately prior to the Closing, less the value of the shares of Common Stock underlying the Assumed Equity (as defined below) (the “Closing Merger Consideration”). The Closing Merger Consideration was payable solely in shares of LMAO common stock, par value $0.0001 per share (“Common Stock”), valued at $10.00 per share, resulting in the issuance of 7,837,628 shares of common stock, par value $0.0001 per share, of Common Stock to holders of stock of SeaStar Medical immediately prior to the Closing. At the Closing, shares of class B common stock, par value $0.001 per share, of LMAO (“Class B Common Stock”) automatically converted into shares of class A common stock, par value $0.001 per share, of LMAO (“Class A Common Stock”) on a one-to-one basis, and pursuant to the charter of LMAO after the Merger, Class A Common Stock and Class B Common Stock was reclassified as Common Stock.

At the Closing, each of SeaStar Medical’s issued and outstanding convertible notes automatically converted into shares of SeaStar Medical common stock. Immediately prior to the effectiveness of the Merger, each share of SeaStar Medical’s issued and outstanding preferred stock automatically converted into shares of SeaStar Medical common stock and those SeaStar Medical warrants that would be exercised or exchanged in connection with the Merger pursuant to the terms thereof were exercised for shares of SeaStar Medical common stock. At Closing, the (i) SeaStar Medical warrants that would not be exercised or exchanged in connection with the Merger were assumed by LMAO and converted into warrants to purchase Common Stock, (ii) outstanding options for shares of SeaStar Medical common stock under SeaStar Medical’s equity plan were assumed by LMAO and converted into options to purchase Common Stock, and (iii) issued and outstanding restricted stock unit awards under SeaStar Medical’s current equity plan were assumed by LMAO and converted into LMAO restricted stock units.

SeaStar Medical, Inc.

Notes to Financial Statements

(in thousands, except share and per-share amounts)

(unaudited)

12.	SUBSEQUENT EVENTS (continued)

Common Stock Purchase Agreement

On October 28, 2022, LMAO, SeaStar Medical, and Tumim Stone Capital entered into a letter agreement to amend certain terms of the Common Stock Purchase Agreement, dated August 23, 2022 (the “Purchase Agreement”), by and among Tumim Stone Capital, LMAO, and SeaStar Medical, or the Company following the consummation of the Merger. Pursuant to the Tumim Letter Agreement, among other things, the parties agreed to the following amendments with respect to the Commitment Fee and Commitment Shares (each as defined in the Purchase Agreement): (a) LMAO, or the Company from and after the Closing Date shall pay to Tumim Stone Capital $1,000 of the Commitment Fee in cash on the Closing Date; (b) the Company shall pay to Tumim Stone Capital $500 of the Commitment Fee in cash no later than the earliest of (i) the 30th calendar day immediately following the Effective Date of the Initial Registration Statement (each as defined in the Purchase Agreement), (ii) the 30th calendar day immediately following the Effectiveness Deadline (as defined in the Purchase Agreement) of the Initial Registration Statement, and (iii) not later than the second trading date immediately after the date on which written notice of termination is delivered by the Company or Tumim Stone Capital pursuant to the terms of the Purchase Agreement; and (c) the Company shall pay to Tumim Stone Capital the balance of the Commitment Fee, or $1,000, as Commitment Shares as set forth under the terms in the Purchase Agreement.

LMFA Note Payable

On October 6, 2022, the Company borrowed an additional $350 advance on its LMFA Note Payable, bringing the total borrowings on the LMFA Note Payable to $700. On October 28, 2022, SeaStar Medical and LMFA entered into the First Amendment to the Credit Agreement, dated September 9, 2022 between LMFA and SeaStar Medical, pursuant to which the parties amended the Credit Agreement and entered into an Amended and Restated Promissory Note to (i) extend the maturity date of the loan under the Credit Agreement to October 30, 2022; (ii) permit the LMFA Note Payable be prepaid without premium or penalty; (iii) require the Company to use 5.0% of the gross cash proceeds received from any future debt and equity financing to pay outstanding balance of LMFA Note Payable, provided that such repayment is not required for the first $500 of cash proceeds; (iv) reduce the interest rate of the LMFA Note Payable from 15% to 7% per annum; and (iv) reduce the default interest rate from 18% to 15% and changes, the maturity date is extended to October 30, 2023. The LMFA Note Payable contains customary representations and warranties, affirmative and negative covenants and events of default. In addition, on October 28, 2022, the parties entered into a Security Agreement, pursuant to which the Company granted LMFA a security interest in substantially all of the assets and property of the Company, subject to certain exceptions, as collateral to secure the Company’s obligations under the amended Credit Agreement. In addition, the Company entered into a Guaranty, dated October 28, 2022, pursuant to which the Company unconditionally guarantees and promises to pay to LMFA the outstanding principal amount under the LMFA Note Payable.

SeaStar Medical, Inc.

Notes to Financial Statements

(in thousands, except share and per-share amounts)

(unaudited)

12.	SUBSEQUENT EVENTS (continued)

Sponsor Note

On October 28, 2022, the Company entered into a Consolidated Amended and Restated Promissory Note with LMFAO Sponsor, LLC, LMAO’s sponsor and the sole holder of founding shares (the “Sponsor”) as the lender, for an aggregate principal amount of $2,785 (the “Sponsor Note”) to amend and restate in its entirety (i) the Promissory Note, dated July 29, 2022, for $1,035 in aggregate principal amount issued by LMAO to the Sponsor and (ii) the Amended and Restated Promissory Note, dated July 28, 2022, for $1,750 in aggregate principal amount, issued by LMAO to the Sponsor (collectively, the “Original Notes”). The Sponsor Note amended the Original Notes to: (i) extend maturity dates of the Original Notes to October 30, 2023; (ii) permit outstanding amount due under the Sponsor Note to be prepaid without premium or penalty; and (iii) require the Company to use 5.0% of the gross cash proceeds received from any future debt and equity financing to pay outstanding balance of Sponsor Note, provided that such repayment is not required for the first $500 of cash proceeds. The Sponsor Note carries an interest rate of 7% per annum and contains customary representations and warranties and affirmative and negative covenants. The Sponsor Note is also subject to customary events of default, the occurrence of which may result in the Sponsor Promissory Note then outstanding becoming immediately due and payable, with interest being increased to 15.0% per annum. In addition, on October 28, 2022, the parties entered into a Security Agreement (the “Sponsor Security Agreement”), pursuant to which the Company granted Sponsor a security interest in substantially all of the assets and property of the Company, subject to certain exceptions, as collateral to secure the Company’s obligations under the Sponsor Note. In addition, the Company entered into a Guaranty, dated October 28, 2022 (the “Sponsor Guaranty”), pursuant to which the Company unconditionally guarantees and promises to pay to LMFA the outstanding principal amount under the LMFA Note Payable.

Maxim Note

Pursuant to an engagement letter between SeaStar Medical and Maxim dated October 28, 2022, SeaStar Medical was required to pay Maxim, as its financial advisor, an amount equal to $4,182 in cash as professional fees. Upon the closing of the Merger, the parties agreed that such amount would be paid in the form of a promissory note. Accordingly, on October 28, 2022, the Company entered into a Promissory Note with Maxim as the lender, for an aggregate principal amount of $4,182 (the “Maxim Note”). The Maxim Note has a maturity date of October 30, 2023 and outstanding amounts may be prepaid without premium or penalty. If the Company receives any cash proceeds from a debt or equity financing transaction prior to the maturity date, then the Company is required to prepay the indebtedness equal to 25.0% of the gross amount of the cash proceeds, provided that such repayment obligation shall not apply to the first $500 of the cash proceeds received by the Company. Interest on the Maxim Note is due at 7.0% per annum. The Maxim Note contains customary representations and warranties, and affirmative and negative covenants. The Maxim Note is also subject to customary events of default, the occurrence of which may result in the Maxim Promissory Note then outstanding becoming immediately due and payable, with interest being increased to 15.0% per annum.

Note- Payable – Government Loan

On October 17, 2022, the Company pre-paid the full balance Note-Payable – Government Loan to the Small Business Administration in the amount of $63 principal and $5 accrued interest.

SeaStar Medical, Inc.

Notes to Financial Statements

(in thousands, except share and per-share amounts)

(unaudited)

12.	SUBSEQUENT EVENTS (continued)

Forward Purchase Agreements

On October 17, 2022, LMF, SeaStar Medical and Vellar Opportunity Fund SPV LLC – Series 4 (an “FPA Seller” and “Vellar”), entered into an agreement (the “Vellar Prepaid Forward Agreement”), prior to the Merger, for an equity prepaid forward transaction, whereby, prior to the Merger, Vellar purchased 523,400 LMF Class A Shares from redeeming holders (the “Recycled Shares”), and an additional 100,000 LMF Class A Shares constituting share consideration, each at an average price per share of $10.37. Pursuant to the Vellar Prepaid Forward Agreement, Vellar waived its redemption rights under the governing documents of LMF in connection with the Merger.

At the closing of the Merger, LMAO paid to Vellar, out of funds held in the LMAO trust account, aggregate amounts of (a) approximately $5,428 (the “Prepayment Amount”), an amount equal to (x) the number of shares underlying the transaction, multiplied by (y) redemption price (as defined in the Vellar Prepaid Forward Agreement), (b) approximately $1,037 for the purpose of repayment of Vellar having purchased 100,000 shares from third parties in the open market (the “Additional Purchased Shares”), an amount equal to the product of (x) 100,000 multiplied by (y) redemption price (as defined in the Vellar Prepaid Forward Agreement), and (c) a structuring fee in the amount of $5 at closing and on the first business day of each quarter.

On October 26, 2022, LMF, SeaStar Medical and HB Strategies LLC (an “FPA Seller” and “HB Strategies”), entered into an agreement (the “HB Strategies Prepaid Forward Agreement”) for an equity prepaid forward transaction, whereby, prior the Merger, the HB Strategies purchased 700,000 LMF Class A Shares from redeeming holders (the “Recycled Shares”), and an additional 50,000 LMF Class A Shares constituting share consideration, each at an average price per share of $10.37. Pursuant to the HB Strategies Prepaid Forward Agreement, HB Strategies waived its redemption rights under the governing documents of LMF in connection with the Merger.

At the closing of the Merger, LMAO paid to the HB Strategies, out of funds held in the LMAO trust account, aggregate amounts of (a) approximately $7,259 (the “Prepayment Amount”), an amount equal to (x) the number of shares underlying the transaction, multiplied by (y) redemption price (as defined in the HB Strategies Prepaid Forward Agreement), (b) approximately $519 for the purpose of repayment of HB Strategies having purchased 50,000 shares from third parties in the open market (the “Additional Purchased Shares”), an amount equal to the product of (x) 50,000 multiplied by (y) redemption price (as defined in the HB Strategies Prepaid Forward Agreement), and (c) a structuring fee in the amount of approximately $3 at closing and on the first business day of each quarter.

The FPA Sellers may, in their discretion, sell subject shares, the effect of which is to terminate their respective Forward Agreements in respect of the subject shares sold (the Terminated Shares). The Company is entitled to proceeds from such sales of Terminated Shares equal to the product of (x) the number of Terminated Shares multiplied by (y) the Reset Price.

SeaStar Medical, Inc.

Notes to Financial Statements

(in thousands, except share and per-share amounts)

(unaudited)

12.	SUBSEQUENT EVENTS (continued)

Forward Purchase Agreements (continued)

The Reset Price is initially the per-share redemption price, but will be adjusted on a monthly basis to the lower of (a) the then-current Reset Price, (b) $10.00 and (c) the volume weighted average price (VWAP) price of the last ten trading days of the prior calendar month, but not lower than $5.00; provided, however, that if we offer and sell Class A Common Stock, or currently outstanding or future issued securities are exercised or converted, at a price lower than then then-current Reset Price, then the Reset Price shall be modified to equal such reduced price.

In the event that the VWAP Price is less than $3.00 per share for 20 trading days during any 30 trading-day-period, then the FPA Sellers may accelerated the maturity date (the Maturity Date), which otherwise will be the third anniversary of the closing. Upon the occurrence of the Maturity Date, we are obligated to pay to the FPA Sellers an amount equal to the product of (a) (x) the number of Recycled Shares less (y) the number of terminated shares, multiplied by (b) $2.50 (the Maturity Consideration).

The Maturity Consideration shall be payable by the Company in cash, or at the Company’s option, as equity, issued in Class A Common Stock, with a per share issue price based on the average daily VWAP Price over 30 scheduled trading days ending on (i) the Maturity Date to the extent the shares used to pay the Maturity Consideration are freely tradeable by the FPA Sellers, or (ii) if not freely tradeable by the FPA Sellers, the date on which the shares used to pay the Maturity Consideration are registered under the Securities Act and delivered to the FPA Sellers, which will be payable on a net basis such that the FPA Sellers retain a number of shares due to the Company upon the Maturity Date equal to the number of Maturity Consideration Shares payable to FPA Sellers, only to the extent the number of shares due to the Company upon the Maturity Date are equal to or more than the number of Maturity Consideration Shares payable to FPA Sellers, with any Maturity Consideration remaining due to be paid to Sellers in newly issued Shares. For the avoidance of doubt, in addition to the Maturity Consideration, at the Maturity Date, FPA Sellers will be entitled to retain a cash amount equal to the product of (y) the number of shares remaining in the transaction multiplied by (z) the Redemption Price, and FPA Sellers will deliver to the Company the number of shares that remain in the transaction.